                                                                 EXHIBIT 1(9)(d)

                   ADDENDUM TO FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement, made the 1st day of January, 2000, and subsequently amended on January 28, 2000 and August 14, 2000 by and among PACIFIC LIFE INSURANCE COMPANY (formerly Pacific Mutual Life Insurance Company) ("Pacific Life"), a life insurance company domiciled in California, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement; PACIFIC LIFE & ANNUITY COMPANY ("PL&A", and, together with Pacific Life, the "Companies"), a life insurance company domiciled in Arizona, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement (the segregated asset accounts of the Companies are referred to collectively as the "Separate Accounts"); PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust; and PACIFIC SELECT DISTRIBUTORS, INC. ("Distributor"), a California corporation, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 22nd day of December 2000.

1. Effective January 2, 2001, Exhibit B attached to the Agreement, is amended as shown on Exhibit B attached to this Addendum.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              PACIFIC SELECT FUND

ATTEST: /s/   AUDREY L. MILFS          BY: /s/   THOMAS C. SUTTON
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Trustee


                       PACIFIC SELECT DISTRIBUTORS, INC.

ATTEST: /s/   AUDREY L. MILFS          BY: /s/   GERALD W. ROBINSON
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Gerald W. Robinson
       Title: Secretary                   Title: Chairman & Chief Executive
                                                 Officer

                         PACIFIC LIFE INSURANCE COMPANY

ATTEST: /s/   AUDREY L. MILFS          BY: /s/   THOMAS C. SUTTON
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Chief
                                                 Executive Officer


ATTEST: /s/   AUDREY L. MILFS          BY: /s/   GLENN S. SCHAFER
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Glenn S. Schafer
       Title: Secretary                   Title: President


                         PACIFIC LIFE & ANNUITY COMPANY

ATTEST: /s/   AUDREY L. MILFS          BY: /s/   LYNN C. MILLER
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Lynn C. Miller
       Title: Secretary                   Title: Executive Vice President

                                   Exhibit B

                          Aggressive Equity Portfolio
                          Emerging Markets Portfolio
                        Diversified Research Portfolio
                          Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                               Equity Portfolio
                          I-Net Tollkeeper Portfolio
                           Multi-Strategy Portfolio
                            Equity Income Portfolio
                              Growth LT Portfolio
                           Strategic Value Portfolio
                             Focused 30 Portfolio
                            Mid-Cap Value Portfolio
                            Equity Index Portfolio
                           Small-Cap Index Portfolio
                                REIT Portfolio
                         International Value Portfolio
                        Government Securities Portfolio
                            Managed Bond Portfolio
                            Money Market Portfolio
                           High Yield Bond Portfolio
                           Large-Cap Value Portfolio
                           Global Growth Portfolio*
                           Mid-Cap Growth Portfolio*
                       Capital Opportunities Portfolio*
                             Technology Portfolio*
                         Financial Services Portfolio*
                         Telecommunications Portfolio*
                          Health Sciences Portfolio*
                         Aggressive Growth Portfolio*
                             Blue Chip Portfolio*



     *Effective January 2, 2001